                                                                     Exhibit 1.3

                                  $500,000,000

                         SBA COMMUNICATIONS CORPORATION

                          10 1/4% Senior Notes due 2009

                               PURCHASE AGREEMENT

                                                                January 26, 2001


Lehman Brothers Inc.
Salomon Smith Barney Inc.
Deutsche Banc Alex. Brown Inc
Donaldson, Lufkin & Jenrette Securities Corporation
(an affiliate of Credit Suisse First Boston Corporation)
TD Securities (USA) Inc.
Barclays Capital Inc.
Wachovia Securities, Inc.
     Lehman Brothers Inc.
     Salomon Smith Barney Inc.
     As Representative of the several Initial Purchasers
Three World Financial Center

New York, New York  10285

Dear Sirs:

     SBA Communications Corporation, a Florida corporation (the "COMPANY"), proposes to issue and sell to the Initial Purchasers named in Schedule I (the "Initial Purchasers") for whom you (the "Representatives") are acting as representative $500.0 million in aggregate principal amount of its 10 1/4% Senior Notes due 2009 (the "INITIAL NOTES") to be issued pursuant to the terms of an Indenture (the "INDENTURE") between the Company and State Street Bank and Trust Company, as trustee (the "TRUSTEE"), relating to the Initial Notes. The Initial Purchasers propose to purchase all the Initial Notes in the amounts set forth in Schedule I. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

     The Initial Notes will be offered and sold to you pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has prepared a preliminary offering memorandum, dated January 19, 2001 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum (the "OFFERING MEMORANDUM"), dated January 26, 2001 relating to the Company and the Initial Notes. As described in the Offering Memorandum, the Company will use the net proceeds from the offering of the Initial Notes to repay certain amounts outstanding under the Credit Agreement (defined herein), to finance the construction and acquisition of towers and related businesses and for general working capital purposes.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Initial Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     You have represented and warranted to the Company that you will make offers (the "EXEMPT Resales") of the Initial Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBS"), and (ii) to persons other than U.S. Persons in offshore transactions meeting the requirements of Rule 903 and 904 of Regulation S under the Securities Act (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). As used herein, the terms "offshore transaction" and "U.S. person" have the respective meanings given to them in Regulation S. You will offer the Initial Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Subsequently, such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Initial Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated on or about February 2, 2001 (the "CLOSING DATE"), in the form of EXHIBIT A hereto, for so long as such Initial Notes constitute "Transfer Restricted Notes" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 10 1/4% New Notes due 2009 (the "NEW NOTES" and, together with the Initial Notes, the "NOTES") to be offered in exchange for the Initial Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT," and together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale of the Initial Notes by certain holders of such Notes, and to use their best efforts to cause such Registration Statements to be declared effective. This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS." This is to confirm the agreements concerning the purchase of the Initial Notes from the Company by you.

     1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:

     (a) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

     (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates did not, and the Offering Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum relating to the Initial Purchasers and made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

     (c) The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the

Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (d) The Company is duly incorporated and validly existing and in good standing under the laws of Florida with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, and none of the subsidiaries (as defined in Rule 405 under the Securities Act) ("SUBSIDIARIES") of the Company other than SBA Telecommunications, Inc., SBA Properties, Inc., SBA, Inc., SBA Network Services, Inc., SBA Sites, Inc. and SBA Towers, Inc. is a "significant subsidiary", as such term is defined in Rule 405 under the Securities Act.

     (e) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject.

     (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes and the Registration Rights Agreement.

     (g) This Agreement has been duly and validly authorized, executed and delivered by the Company.

     (h) The Registration Rights Agreement has been duly and validly authorized by the Company and, upon its execution and delivery by the Company and assuming due authorization, execution and delivery by the Initial Purchasers, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

     (i) The Indenture has been duly and validly authorized by the Company, and upon its execution and delivery by the Company and assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing); no qualification of the Indenture under the Trust Indenture Act of 1939 ("TIA") is required in connection with the offer and sale of the Initial Notes contemplated hereby or in connection with the Exempt Resales.

     (j) The Initial Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Initial Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

     (k) The New Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and, assuming due authentication of the New Notes by the Trustee, upon delivery in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

     (l) All the shares of capital stock of the Company outstanding prior to the issuance of the Initial Notes have been duly authorized and validly issued and are fully paid and nonassessable, and the authorized capitalization of the Company conforms to the description thereof under the caption "Capitalization" in the Offering Memorandum.

     (m) Each of the U.S. Subsidiaries of the Company is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be duly registered or qualified would not have caused a Material Adverse Effect. The Company and the Subsidiaries, as a whole, conduct their business as described in the Preliminary Offering Memorandum and the Offering Memorandum. All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, are owned directly or indirectly by the Company, and (except as set forth in the Offering Memorandum with respect to shares subject to liens under the Second Amended and Restated Credit Agreement, dated as of December 16, 1999 (as amended, supplemented or otherwise modified from time to time, the "SENIOR CREDIT AGREEMENT"), by and among the Company, SBA Telecommunications, Inc., the several lenders from time to time parties thereto, Lehman Brothers Inc., as co-arranger, General Electric Capital Corporation, as co-arranger and syndication agent, Toronto Dominion (Texas), Inc., as documentation agent, Barclays Bank PLC, as co-documentation agent, and Lehman Commercial Paper Inc., as administrative agent) free and clear of all liens, encumbrances, equities or claims.

     (n) There are no legal or governmental proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or any of its Subsidiaries or to which any of their respective properties is subject, that are not disclosed in the Offering Memorandum and which are reasonably likely to have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT") or to materially affect the issuance of the Notes or the consummation of any of the other transactions contemplated by the Operative Documents. There are no contracts or documents which are required to be filed under the Securities Exchange Act of 1934, or the rules or regulations thereunder, which have not been filed as exhibits with the Commission. The Offering Memorandum contains accurate summaries of each of the material agreements, contracts, indentures, leases or other instruments which are described therein. Neither the Company nor any of its Subsidiaries is involved in any strike or labor dispute with any group of employees, and, to the knowledge of the Company or any of its Subsidiaries, no such action or dispute is threatened, which might be expected to have a Material Adverse Effect.

     (o) No material relationship, direct or indirect, exists between or among the Company or SBA Telecommunications Inc. on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company or SBA Telecommunications Inc. on the other hand, which is required to be described in the documents incorporated by reference which is not so described.

     (p) The execution, delivery and performance of this Agreement and the other Operative Documents and the issuance of the Initial Notes and the New Notes and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (ii) the provisions of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or
(iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except in the cases of clause (i) or
(iii), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect, and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Operative Documents and the issuance of the Initial Notes and the New Notes and the consummation of the transactions contemplated hereby and thereby except as may be required by the securities or Blue Sky laws of any state of the United States or any foreign jurisdiction in connection with the sale of the Initial Notes and the New Notes and except as contemplated by the Registration Rights Agreement.

     (q) The accountants, Arthur Andersen LLP, who have certified certain of the financial statements included and incorporated by reference in the Offering Memorandum, are independent public accountants under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA"), and its interpretation and rulings.

     (r) The consolidated historical financial statements, together with the related notes thereto, included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act applicable to registration statements on Form S-3 under the Securities Act. Such historical financial statements fairly present the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. The other financial information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (s) Except as disclosed in the Offering Memorandum, since the date of the latest audited consolidated financial statements of the Company included or incorporated by reference in the Offering Memorandum, neither the Company nor any of its Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, and that is material to the Company and its Subsidiaries, taken as a whole, and there has been no Material Adverse Effect, nor to the Company's knowledge, after due inquiry, any development or event involving a prospective Material Adverse Effect and, except as disclosed in or contemplated by the Offering Memorandum, since the date of the latest audited consolidated financial statements of the Company included in the Offering Memorandum, there has been no (i) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (ii) issuance of securities, other than the Initial Notes offered hereby, the securities issued pursuant to the Company's 1999 Equity Participation Plan, the Company's Stock Purchase Plan, outstanding options, rights or warrants as of such date, and securities issued under the Company's two Registration Statements on Form S-4, or (iii) material increase in short-term or long-term debt of the Company on consolidated basis.

     (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of its consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the reported accountability for assets is compared with existing assets at reasonable intervals.

     (u) The Company and each of its Subsidiaries have good and marketable title in fee simple to or a leasehold interest in all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except for liens contemplated by the Senior Credit Agreement or as are otherwise described in the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries taken as a whole; and the present and contemplated use of the assets owned or leased by the Company or any of its Subsidiaries for the operation of towers is in compliance in all material respects with all applicable zoning ordinances and regulations and other laws and regulations where failure so to comply would result, or create reasonable risk of resulting, in a Material Adverse Effect.

     (v) The Company and each of its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case except as could not reasonably be expected to have a Material Adverse Effect.

     (w) Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other person associated with or acting on its behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (x) Neither the Company nor any of its Subsidiaries is currently or will be, upon sale of the Initial Notes in accordance herewith and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds," an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (y) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("REGULATION D") under the Securities Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes. No securities of the same class as the Initial Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

     (z) Except as permitted by the Securities Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Initial Notes, will not distribute any offering material in connection with the offering and sale of the Initial Notes other than the Preliminary Offering Memorandum and Offering Memorandum.

     (aa) When the Initial Notes are issued and delivered pursuant to this Agreement, such Initial Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or that are quoted in a United States automated inter-dealer quotation system.

     (bb) Assuming (i) that your representations and warranties in Section 2 hereof are true, (ii) compliance by you with your covenants set forth in Section 2 hereof and (iii) that each of the Eligible Purchasers is either (A) an entity that you reasonably believe to be a QIB or (B) a person who is not a "U.S. person" and who acquires the Initial Notes outside the United States in an "offshore transaction" (within the meaning of Regulation S), the purchase of the Initial Notes by you pursuant hereto and the resale of the Initial Notes pursuant to the Exempt Resales is exempt from the registration requirements of the Securities Act.

     (cc) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and the statements set forth in the Offering Memorandum under the caption "Notice to Investors" do not include any untrue statements of material facts and do not omit any material facts necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

     (dd) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Initial Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

     (ee) Except (i) for the registration rights granted pursuant to the Registration Rights Agreement dated as of March 5, 1997, among the Company, Steven E. Bernstein, Ronald G. Bizick, II and Robert Grobstein, as subsequently assigned, and the Registration Rights Agreement dated as of March 26, 1997, among the Company and the Preferred Shareholders collectively, (the "STOCK REGISTRATION RIGHTS AGREEMENTS") and (ii) as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company and its Subsidiaries owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company or any of its Subsidiaries under the Securities Act.

     (ff) Each of the Company and its Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

     (gg) Each of the Company and its Subsidiaries has filed all Federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon except where such failure would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company, would have a Material Adverse Effect.

     (hh) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgement, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgement, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, Federal and foreign laws or regulations with respect to environmental protection.

     (ii) Neither the Company nor any of its affiliates or any person acting on its or their behalf has engaged or will engage during the applicable restricted period in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and the Company and its affiliates and all persons acting on their behalf have complied with and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Notes outside the United States; provided that no representation is made as to the Initial Purchasers or any person, acting on their behalf.

     (jj) The sale of the Initial Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

     (kk) The Company is not required to deliver the information specified in Rule 144A(d)(4) under the Securities Act in connection with the Exempt Resales.

     (ll) Neither the Company nor any of its Subsidiaries has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

     (mm) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Notes and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "SOLVENT" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     (nn) The Company (i) has duly and timely filed all material reports, registrations and other material filings, if any, which are required to be filed by it or any of its Subsidiaries under the Communications Act of 1934, any similar or successor federal statute, and the rules of the Federal Communications Commission ("FCC") thereunder or any other applicable law, rule or regulation of any governmental authority, including the FCC and the Federal Aviation Authority ("FAA"), the non-filing of which would result, or be reasonably likely to result, in a Material Adverse Effect and (ii) is in compliance with all such laws, rules, regulations and ordinances, including those promulgated by the FCC and the FAA, to the extent the non-compliance with which would result, or be reasonably likely to result, in a Material Adverse Effect. All information provided by or on behalf of the Company or any affiliate in any material filing, if any, with the FCC and the FAA relating to the business of the Company and its Subsidiaries was, to the knowledge of such person at the time of filing, complete and correct in all material respects when made, and the FCC and the FAA have been notified of any substantial or significant changes in such information as may be required in accordance with applicable requirements of law.

     (oo) The industry-related and tower-related data and estimates included in the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

     (pp) For each existing tower of the Company (or of its Subsidiaries) not yet registered with the FCC where registration will be required, the FCC's grant of an application for registration of such tower will not have a significant environmental effect as defined under Section 1.1307(a) of the FCC's rules.

     2. Representations, Warranties and Agreements of the Initial Purchasers. Each Initial Purchaser represents, warrants and agrees that:

     (a) The Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

     (b) The Initial Purchaser (i) is not acquiring the Initial Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Initial Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iii) will not offer or sell the Notes pursuant to, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising).

     (c) The Initial Purchaser represents that it has not offered, sold or delivered the Notes, and will not offer, sell or deliver the Initial Notes (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (such period, the "RESTRICTED Period"), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Act. Accordingly, the Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Initial Notes, and it, its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

     (d) The Initial Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Initial Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Initial Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Initial Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

     (e) The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

     The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

     The Initial Purchasers further agree that, in connection with the Exempt Resales, they will solicit offers to buy the Initial Notes only from, and will offer to sell the Initial Notes only to, the Eligible Purchasers in Exempt Resales.

     3. Purchase of the Notes by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell $500.0 million in aggregate principal amount of Initial Notes to the Initial Purchasers and the Initial Purchasers agree to purchase all of the Initial Notes. The Initial Purchasers will purchase the Notes at an aggregate purchase price equal to 97.045% of the principal amount thereof (the "PURCHASE PRICE").

     The Company shall not be obligated to deliver any of the Initial Notes to be delivered, except upon payment of all the Initial Notes to be purchased on the Closing Date as provided herein.

     4.    Delivery of and Payment for the Notes.

     (a) Delivery to the Initial Purchasers of and payment for the Initial Notes shall be made at 9:00 a.m., New York City time, on the Closing Date at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or such other place or time as you and the Company shall designate.

     (b) One or more Initial Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchasers may request upon at least one business day's notice to the Company, having an aggregate principal amount corresponding to the aggregate principal amount of Initial Notes sold pursuant to Eligible Resales (collectively, the "GLOBAL NOTES"), shall be delivered by the Company to the Initial Purchasers, against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you two business days prior to the Closing Date. The Global Notes in definitive form shall be made available to you for inspection not later than 9:00 a.m. on the business day immediately preceding the Closing Date.

     (c) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchasers hereunder.

     5.    Further Agreements of the Company. The Company agrees:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Notes under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Notes under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

     (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date or during the period referred to in (d) below unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished a copy of such amendment or supplement. If, in connection with any Exempt Resales or market making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Company or in the judgment of counsel to you, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any applicable laws, the Company shall promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

     (d) To cooperate with you and your counsel in connection with the qualification of the Initial Notes for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject. The Company shall continue such qualification in effect so long as required by law for distribution of the Initial Notes and shall file such consents to service of process or other documents as may be necessary in order to effect such qualification.

     (e) Prior to the Closing Date, to furnish to you, in your capacity as investment banker, any internal consolidated financial statements of the Company that have been prepared by the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

     (f) To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Initial Notes.

     (g) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Initial Notes in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Initial Notes.

     (h) For a period of 60 days from the date of the Offering Memorandum, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company or any of its Subsidiaries having a maturity of more than one year from the date of issue of such securities, except (i) for the New Notes in connection with the Exchange Offer or (ii) with your prior consent.

     (i) For so long as the Initial Notes remain outstanding and are Restricted Securities within the meaning of Rule 144(a)(3) under the Securities Act, to make available to such registered holder or beneficial owner of Initial Notes in connection with any sale thereof and any prospective purchaser of such Initial Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

     (j) To comply with its agreements in the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

     (k) To use its best efforts to effect the inclusion of the Notes in the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL").

     (l) To apply the net proceeds from the sale of the Initial Notes being sold by the Company as set forth in the Offering Memorandum under the caption "Use of Proceeds."

     (m) During the period that is two years after the Closing Date, to take such steps as shall be necessary to ensure that the Company does not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

     6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales, (iii) the issuance and delivery by the Company of the Notes, (iv) the fees and expenses of qualifying the Notes for offer and sale under the securities or Blue Sky laws of the several states (including related fees and expenses of counsel to Initial Purchasers, not to exceed $7,500), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested by the Initial Purchasers for use in connection with the initial Exempt Resales, (vi) the preparation of certificates for the Notes including, without limitation, printing and engraving, (vii) the fees, disbursements and expenses of the Company's counsel and accountants,
(viii) all expenses and listing fees in connection with the application for quotation of the Initial Notes in PORTAL, (ix) all fees and expenses of the Company in connection with the approval of the Notes by DTC for "book-entry" transfer, (x) the fees, disbursements and expenses of the Trustee and the Trustee's counsel and (xi) the performance by the Company of its other obligations under this Agreement to the extent not provided for above; PROVIDED that, except as provided in this Section 6 and in Section 10, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Initial Purchasers.

     Notwithstanding the foregoing, the Initial Purchasers agree to pay the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show.

     7. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and again on the Closing Date (as if made again on and as of such date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

     (a) The Offering Memorandum shall have been printed and copies made available to you not later than 11:00 a.m., New York City time, on the second business day following the date of this Agreement, or at such later date and time as you may approve in writing.

     (b) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to such Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements, in light of the circumstances under which they were made, not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Offering Memorandum and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) Akerman Senterfitt & Eidson, P.A. shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and its counsel, to the effect that:

          (i) The Company and each of its Florida Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Florida and have all requisite power and authority necessary to own or to hold their respective properties and conduct businesses in which they are engaged.

          (ii) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Registration Rights Agreement, and to authorize, issue and sell the Notes as contemplated by this Agreement.

          (iii) This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (iv) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

          (v) The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing); no qualification of the Indenture under the TIA is required in connection with the offer and sale of the Initial Notes contemplated hereby or in connection with the initial resale of such Initial Notes in the manner contemplated by this Agreement and the Offering Memorandum to register the Initial Notes under the Securities Act, it being understood that no opinion will be expressed as to any subsequent resale of any Initial Notes.

          (vi) The Initial Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Initial Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

          (vii) The New Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

          (viii) The authorized capital stock of the Company conforms to the description thereof under the caption "Capitalization" in the Offering Memorandum.

          (ix) To the knowledge of such counsel, there are no legal or governmental proceedings pending or overtly threatened against the Company or any of its Subsidiaries, or to which any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which are reasonably likely to have a Material Adverse Effect or to materially affect the issuance of the Notes or the consummation of the other transactions contemplated by the Operative Documents.

          (x) None of the issuance, offer or sale of the Initial Notes, the execution, delivery or performance by the Company of this Agreement, the other Operative Documents, compliance by the Company with the provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Securities Act of the New Notes in accordance with the Registration Rights Agreement, qualification of the Indenture under the TIA and compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or by-laws, or other organizational documents, of the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any agreement listed on a certificate of an officer of the Company as being the material agreements of the Company and its Subsidiaries taken as a whole (the "MATERIAL AGREEMENTS"), or (iii) violates or will violate any of the court and administrative orders, writs, judgments and decrees specifically directed to the Company and identified to us by the Chief Financial Officer of the Company as being material to the Company and its subsidiaries taken as a whole (the "Court Orders"), if any, issued by any Federal or Florida governmental agency or body, or (iv) results in any violation known to us of any Federal or Florida statute, rule or regulation (other than Federal and State securities laws, which are addressed elsewhere herein), except in each case such breaches, conflicts or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

          (xi) The Company is not and, upon sale of the Initial Notes to be issued and sold in accordance with this Agreement and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xii) When the Initial Notes are issued and delivered pursuant to this Agreement, such Initial Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under
     Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (xiii) Assuming (i) that your representations and warranties in
     Section 2 hereof are true, (ii) compliance by you with your covenants set forth in Section 2 hereof and (iii) that each of the Eligible Purchasers is a QIB or a person who acquires the Initial Notes outside the United States in an "offshore transaction" and is not a "U.S. Person" (within the meaning of Regulation S), it is not necessary in connection with the offer, sale and delivery of the Initial Notes hereunder or in connection with the resale of such Initial Notes in the manner contemplated by this Agreement and the Offering Memorandum to register the Initial Notes under the Securities Act.

          (xiv) To the knowledge of such counsel, except (i) for the registration rights granted pursuant to the Stock Registration Rights Agreements and (ii) as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in all the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its Subsidiaries under the Securities Act.

          (xv) The Company is not required to obtain stockholder consent for the issuance or offering of the Notes.

          (xvi) The descriptions of the Indenture, the Initial Notes and the Registration Rights Agreement in the Offering Memorandum conform in all material respects to the terms thereof.

          (xvii) The statements set forth under the heading "Description of the Notes" in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of the Initial Notes, provide a fair summary of such provisions.

          (xviii) The statements set forth under the heading "Description of Other Indebtedness" in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of the outstanding indebtedness of the Company, fairly summarize such provisions described therein in all material respects.

          (xix) The statements set forth under the heading "Certain U.S. Federal Income Tax Considerations" in the Offering Memorandum, insofar as such statements purport to summarize the Federal laws of the United States, fairly summarize such provisions described therein in all material respects.

          (xx) The Company is not required to deliver to the Eligible Purchasers the information specified in Rule 144A(d)(4) in connection with Exempt Resales.

     In addition, such counsel shall also state that such counsel has participated in conferences with officers of the Company and with the independent public accountants for the Company concerning the preparation of the Offering Memorandum and, although such counsel has made certain inquiries and investigations in connection with the preparation of the Offering Memorandum, it is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and on the basis of the foregoing such counsel's work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Offering Memorandum, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial data included therein).

     The opinion of such counsel may be limited to the laws of the State of Florida and the Federal laws of the United States. In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

     (e) The Initial Purchasers shall have received from Simpson Thacher & Bartlett, counsel for the Initial Purchasers, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Initial Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (f) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

     (g) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, hereof.

     (h) With respect to the letter of Arthur Andersen LLP delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "AA INITIAL LETTER"), the Company shall have furnished to the Initial Purchasers a letter (as used in this paragraph, the "AA BRING-DOWN LETTER") of such accountants, addressed to the Initial Purchasers and dated as of the Closing Date (i) confirming that it is an independent public accountant under the guidelines of the AICPA, (ii) stating, as of the date of the AA bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than two days prior to the date of the AA bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the AA initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the AA initial letter.

     (i) The Company shall have furnished to the Initial Purchasers a certificate, dated as of the Closing Date, of its Chief Executive Officer or President and its Chief Financial Officer or Treasurer stating that:

          (i) The representations, warranties and agreements of the Company in Section 1 hereof are true and correct as of such Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement; the Company has complied with all its agreements contained herein, and the condition set forth in Section 7(j) hereof has been fulfilled; and

          (ii) They have carefully examined the Preliminary Offering Memorandum and the Offering Memorandum and, in their opinion (i) as of their respective dates and as of the Closing Date, the Preliminary Offering Memorandum and the Offering Memorandum did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

     (j) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, that would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Initial Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

     (k) There shall exist at and as of the Closing Date no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Senior Credit Facility (as defined in the Offering Memorandum).

     (l) Simpson Thacher & Bartlett shall have been furnished with such other documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

     (m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

     (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the public offering or delivery of the Note being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

     (o) The Initial Notes shall have been approved by the National Association of Securities Dealers, Inc. for trading in the PORTAL market.

     (p) Wiley Rein & Fielding shall have furnished to the Initial Purchasers its written opinion, as FCC counsel to the Company, addressed to the Initial Purchasers and dated such Delivery Date, in a form satisfactory to the Initial Purchasers.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

     8.    Indemnification and Contribution.

     (a) The Company hereby agrees to indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls such Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which such Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by such Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clauses (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failure to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct); and shall reimburse such Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or in any Blue Sky Application in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to such Initial Purchaser or to any officer, employee or controlling person of such Initial Purchaser.

     (b) The Initial Purchasers shall indemnify and hold harmless the Company, its respective officers, employees, and directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or (B) in any Blue Sky Application or
(ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Initial Purchasers may otherwise have to the Company, or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 8 of the notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel (in addition to local counsel, if necessary) to represent jointly it and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and their officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Initial Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offerings shall be deemed to be in the same proportion as the total net proceeds from the offering of the Initial Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Initial Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Initial Notes under this Agreement, in each case as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8(d), the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Initial Notes purchased by them were resold to Eligible Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The Initial Purchasers confirm and the Company acknowledges that the last paragraph on the cover page, the stabilization legend on page ii, and the second, third, seventh, eighth, tenth and eleventh paragraphs of the section entitled "Plan of Distribution" constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum or the Offering Memorandum.

     9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to the Company prior to delivery of and payment for the Initial Notes if, prior to that time, any of the events described in Sections 7(j), 7(m) or 7(n) shall have occurred or if the Initial Purchasers shall decline to purchase the Initial Notes for any reason permitted under this Agreement.

     10. Reimbursement of Initial Purchasers' Expenses. If the Company shall fail to tender the Initial Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on their part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the fees and disbursements of its counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Initial Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.

     11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) If to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Peter Toal (Fax: 212-526-1501) and Steven Berkenfeld (212) 526-2198, with a copy, in the case of any notice pursuant to 8(c), to the Joe Polizzotto, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Fl., New York, New York, 10285.

     (b) If to the Company, shall be delivered or sent by mail, telex or facsimile transmission to SBA Communications Corporation, One Town Center Road, Third Floor, Boca Raton, Florida 33486, Attention: President (Fax:
561-995-7626), Attention: General Counsel (Fax: 561-989-2941) with a copy to Akerman Senterfitt & Eidson, P.A., SunTrust International Center, 28th Floor, One S.E. 3rd Avenue, Miami, Florida 33134-1714, Attention: Robert Boehm, Esq. (Fax: 305-374-5095).

     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Initial Purchasers. Any notice of a change of address or facsimile transmission number must be given by the Company or by the Initial Purchasers, as the case may be, in writing, at least three days in advance of such change.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, their personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Initial Purchasers within the meaning of
Section 15 of the Securities Act and (ii) the representations, warranties, indemnities and agreements of the Initial Purchasers contained in this Agreement shall also be deemed to be for the benefit of officers and directors of the Company and any person who controls the Company within the meaning of Section 15 of the Securities Act.

     13. Survival. The respective indemnities, representations, warranties and agreements of the Initial Purchasers and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by on behalf of any of them or any person controlling any of them.

     14. Definition of the Terms "Business Day." For purposes of this Agreement "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


              [The remainder of this page left blank intentionally]

     If the foregoing correctly sets forth the agreement among the Initial Purchasers and the Company, please indicate your acceptance in the space provided for the purpose below.

                                       Very truly yours,



                                       SBA COMMUNICATIONS CORPORATION


                                       By:    /s/ Jeffrey A. Stoops
                                           ------------------------------
                                           Name:  Jeffrey A. Stoops
                                           Title: President


Accepted:

LEHMAN BROTHERS INC.,
as Representative of the Initial Purchasers

By:     /s/ Peter Toal
     -------------------------------
     Name:  Peter Toal
     Title: Managing Director

SALOMON SMITH BARNEY INC.
as Representative of the Initial Purchasers

By:     /s/ Kevin M. Sisson
     --------------------------------
     Name:  Kevin M. Sisson
     Title: Vice President